UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14c of the

Securities Exchange Act of 1934

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☒	Definitive Information Statement

General Steel Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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GENERAL STEEL HOLDINGS, INC.

Level 21, Tower B, Jia Ming Center
No. 27 Dong San Huan North Road
Chaoyang District, Beijing, China 100020

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

The accompanying Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of General Steel Holdings, Inc. (the “Company”, “our”, “we” or “us”). The purpose of this Information Statement is to notify our stockholders that, on July 18, 2014, we received a written consent from certain of our stockholders, holding or able to direct the vote of approximately 57% of the then total issued and outstanding voting capital stock of the Company (the “Stockholder Consent”), comprised of 58,314,688 shares of our Common Stock and 3,092,899 shares of our Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock,” and together with the Common Stock, “Voting Stock”), to implement the ratifications and approvals described below.

We are required to obtain stockholder approval of the private placement described below to ensure compliance with Section 312.03 of the New York Stock Exchange (“NYSE”) listed company manual. On July 14, 2014, we entered into a Subscription Agreement with Zuosheng Yu, our Chairman and Chief Executive Officer (the “Subscription Agreement”), pursuant to which Mr. Yu has agreed to purchase 5,000,000 shares of Common Stock in a private placement from us in exchange for an investment of $7,500,000 (the “Private Placement”). The Private Placement requires shareholder approval under Section 312.03 of the NYSE listed company manual due to the number of shares being purchased.

To ensure compliance with the NYSE requirements referenced above and the Subscription Agreement closing conditions, the Stockholder Consent was obtained to approve the consummation of the Private Placement in accordance with the terms of the Subscription Agreement. The Subscription Agreement was filed as an Exhibit to our Form 8-K, filed with the United States Securities and Exchange Commission on July 18, 2014.

This Information Statement is being furnished to you to inform you that the foregoing consent actions have been approved by the holders of, or persons able to direct the vote of, a majority of the outstanding shares of our Voting Stock. The Board of Directors is not soliciting your proxy in connection with the stockholder consent actions and proxies are not requested from stockholders.  The approvals set forth in the Stockholder Consent will not become effective before a date which is 20 days after this Information Statement is first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of the holders of our Voting Stock.

By Order of the Board of Directors of
General Steel Holdings, Inc.

/s/ John Chen
John Chen
Secretary

Beijing, China

August 6, 2014

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT AUGUST 14, 2014.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL STEEL HOLDINGS, INC.

Level 21, Tower B, Jia Ming Center
No. 27 Dong San Huan North Road
Chaoyang District, Beijing, China 100020

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being furnished on or about August 14, 2014, to the holders of record of the common stock, par value $0.001 per share (“Common Stock”) of General Steel Holdings, Inc. (the “Company”) as of the close of business on July 18, 2014.

The Board of Directors of the Company (the “Board”) has approved and stockholders of the Company, including the holder of our Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock,” and together with the Common Stock, “Voting Stock”), collectively representing approximately 57% of our issued and outstanding shares of Voting Stock as of July 18, 2014, have consented in writing to the actions described below.  Such approval and consent constitute the approval and consent of a majority of the total number of shares of the Company’s outstanding Voting Stock and is sufficient under the Nevada Revised Statutes, the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, and the rules of the New York Stock Exchange to approve such actions.  Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the actions in accordance with the requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated under the Exchange Act, including Regulation 14C.

Delivery of Documents to Stockholders Sharing an Address

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.  Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: General Steel Holdings, Inc., Level 21, Tower B, Jia Ming Center, No. 27 Dong San Huan North Road, Chaoyang District, Beijing, China 100020 or by telephone at + 86 (10) 57757691.

Record Date; Stockholders Entitled to Information Statement

This Information Statement is being mailed to you on or about August 14, 2014.  The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock. Additional copies of this Information Statement may be obtained at no charge by writing the Company at: General Steel Holdings, Inc., Level 21, Tower B, Jia Ming Center, No. 27 Dong San Huan North Road, Chaoyang District, Beijing, China 100020.

The close of business on July 18, 2014 (the “Record Date”) has been established by the Board as the record date for the determination of stockholders entitled to receive this Information Statement and this notice of the written consent from certain of our stockholders (the “Stockholder Consent”) with respect to actions discussed under the heading “NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS” below.

Stockholder Proposals

No proposals have been provided by stockholders of the Company for inclusion in this Information Sheet.

Dissenters Rights of Appraisal

None.

Additional Information

The Company files reports with the United States Securities and Exchange Commission (the “SEC”), including annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

VOTING AND VOTE REQUIRED

Pursuant to the Company’s Bylaws and the rules of the New York Stock Exchange, a vote by the holders of at least a majority of the Company’s outstanding Voting Stock is required to affect the actions described herein. The Company’s Articles of Incorporation, as amended, do not authorize cumulative voting.  As of the Record Date, the Company had 58,314,688 shares of Common Stock issued and outstanding and 3,092,899 shares of Series A Preferred Stock issued and outstanding.  The 3,092,899 shares of Series A Preferred Stock have in the aggregate voting rights equal to 30% of the Company’s total Voting Stock.  The voting power representing not less than a majority of our Voting Stock is required to pass any stockholder resolutions. The consenting stockholders, including the holder of the Series A Preferred Stock, collectively hold approximately 57% of the voting power attributed to the Company's issued and outstanding shares of Voting Stock.  Pursuant to the Nevada Revised Statutes, and in accordance with the statements above, the consenting stockholders voted in favor of the actions described herein in a stockholder consent, dated July 18, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as July 18, 2014 as to shares of Common Stock and Series A Preferred Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of Common Stock and Series A Preferred Stock, (ii) each of the Company's current named executive officers, (iii) each of the Company's current directors and (iv) all the Company's current directors and named executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o General Steel Holdings, Inc., Level 21, Tower B, Jiaming Center, No. 27 Dong San Huan North Road, Chaoyang District, Beijing, China, 100020.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficial Ownership of Class (1)		Percentage of Voting Power

Common Stock
Directors and Named Executive Officers		Common Stock	Series A Preferred Stock
Zuosheng Yu (2) Chief Executive Officer and Chairman of the Board of Directors	8,203,900	14.1%		9.8%
John Chen Chief Financial Officer, Secretary and Director	195,000	*		*
Angela He Director	48,750	*		*
James Hu Director	55,000	*		*
Zhongkui Cao Director	12,500	*		*
Executive Officers and Directors as a group		14.6%		10.2%
5% Owners
Golden Eight Investments Limited (2)	14,000,000	24.0%		16.8%

Series A Preferred Stock
Victory New Holdings Limited (3)	3,092,899		100%	30.0%

* less than 1%

(1) Percentages based on 58,314,688 shares of Common Stock and 3,092,899 shares of Series A Preferred Stock outstanding as of July 18, 2014.

(2) Mr. Yu is the beneficial owner of 8,203,900 shares of Common Stock held in his name and 14,000,000 shares of Common Stock held in the name of Golden Eight Investments Limited (“Golden Eight”).  Mr. Yu is the sole director of Golden Eight.  Golden Eight is wholly owned by The GSI Family Trust U/A/D 01/21/10 (the “Trust”).  Mr. Yu has sole power of revocation over the Trust and is the sole member of the Investment Committee of the Trust. As such, Mr. Yu has voting and investment control directly over the securities held by the Trust and indirectly over the securities held by Golden Eight. Mr. Yu also has voting and investment control over 3,092,899 shares of Series A Preferred Stock held in the name of Victory New Holdings Limited, a British Virgin Islands registered company, which, while outstanding, have a voting power equal to 30% of the combined voting power of the Company’s Common Stock and Series A Preferred Stock.

(3) Victory New Holdings Limited, a British Virgin Islands registered company (“Victory New”), is controlled by the Company’s Chairman and Chief Executive Officer, Zuosheng Yu.  Victory New holds 3,092,899 shares of the Company’s Series A Preferred Stock which, while outstanding, have a voting power equal to 30% of the combined voting power of the Company’s Common Stock and Series A Preferred Stock.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

SUMMARY OF CORPORATE ACTIONS

General

The corporate actions described below are required to be approved by the stockholders of the Company to ensure compliance with Section 312.03(b) (“Section 312”) of the New York Stock Exchange (“NYSE”) listed company manual.  The provisions of Section 312 requiring such approvals are set forth as follows:

“(b) Shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to: (1) a director, officer or substantial security holder of the company;…if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.”

Private Placement Transaction

On July 14, 2014 we entered into a Subscription Agreement with Zuosheng Yu, our Chairman and Chief Executive Officer (the “Subscription Agreement”), pursuant to which Mr. Yu has agreed to purchase 5,000,000 shares of Common Stock in a private placement from us at a purchase price of $1.50 per share (the “Purchase Price”), for an aggregate investment of $7,500,000. The Purchase Price represents a 23% premium to the volume weighted average closing price of the Common Stock from March 5, 2014 to July 11, 2014, which ranged from $0.90 to $1.47 per share of Common Stock during such period. Such private placement, including the offer, sale and issuance of the shares is referred to herein as the Private Placement. The Private Placement requires shareholder approval under Section 312.03 of the NYSE listed company manual due to the number of shares being purchased being in excess of the one percent threshold described above. To ensure compliance with the NYSE requirements referenced above and the Subscription Agreement closing conditions, the Stockholder Consent was obtained to approve the consummation of the Private Placement in accordance with the terms of the Subscription Agreement.

Shareholder Approval of the Private Placement

Section 6 of the Subscription Agreement requires the Company to obtain stockholder approval of the Private Placement to ensure compliance with the rules and regulations of the NYSE.

NYSE Applicable Rules

As described above, Section 312 requires that the Company obtain stockholder approval of the Private Placement.

General Effect on Rights of Existing Security Holders

The issuance of the shares of Common Stock issued in the Private Placement will substantially dilute the equity interest and the earnings per share of existing holders of the Common Stock.   Other than the dilutive impacts of having additional shares outstanding as described above, the relative voting and other rights of holders of the Common Stock will not be altered by the authorization and issuance of the additional shares of Common Stock.  Each share of Common Stock will continue to entitle its owner to one vote.

Use of Proceeds

The Company intends to use the proceeds of the Private Placement to fund its expansion into high-growth bulk commodity e-commerce.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock summarizes the material terms and provisions of the Common Stock and Series A Preferred Stock, which is the only series of the Company’s preferred stock that is currently authorized and outstanding.  For the complete terms of Common Stock and Series A Preferred Stock, please refer to the Company’s Articles of Incorporation, as amended to date, and Bylaws, all of which have been filed as exhibits have been included as exhibits to previously filed SEC reports.  Our authorized capital stock consists of 200,000,000 shares, $0.001 par value. As of July 18, 2014, there were 58,314,688 shares of Common Stock issued and outstanding and 3,092,889 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The holders of the Company’s Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting that commences with a lawful quorum is sufficient for approval of matters upon which shareholders may vote, including questions presented for approval or ratification at the annual meeting. The Common Stock does not carry cumulative voting rights, and holders of more than 50% of the Company’s Voting Stock have the power to elect all directors and, as a practical matter, to control our company. Holders of the Common Stock are not entitled to preemptive rights, and the Common Stock may only be redeemed at the Company’s election.

After the satisfaction of requirements with respect to preferential dividends, if any, holders of Common Stock are entitled to receive, pro rata, dividends when and as declared by the Board out of funds legally available therefore. Upon the Company’s liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of preferred stock, holders of the Common Stock are entitled to share ratably in its assets legally available for distribution to the Company’s stockholders. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

As of July 18, 2014, the Company had 3,092,899 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock is not convertible into Common Stock. The 3,092,899 shares of Series A Preferred Stock have an aggregate voting power equal to 30% of the combined voting power of the Common Stock and preferred stock as long as the Company is in existence.

The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of the Company’s liquidation, dissolution or winding up, senior to Common Stock. The Company’s Series A Preferred shall be entitled to received dividends only as, when and if such dividends are declared by the Board. In the event of a liquidation, dissolution or winding up, the Company is required to pay to the holder of each share of Series A Preferred Stock, the amount paid to the Company for each share of Series A Preferred Stock plus any accrued and unpaid dividends with respect to such shares of Series A Preferred Stock through the date of liquidation, dissolution or winding up. The Series A Preferred Stock is not redeemable.

Interests of Certain Persons In or Opposition to Matters to be Acted Upon

Zuosheng Yu, the Company’s Chairman and Chief Executive Officer, voted and consented individually and through the entities which he beneficially owns and controls, as set forth in the “Security Ownership of Certain Beneficial Owners and Management” section above (collectively, the “Yu Affiliates”), to approve the Private Placement in which he was the Investor. Yu, together with the Yu Affiliates, beneficially owned approximately 57% of the outstanding Voting Stock prior to the Private Placement.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The Board has determined that the actions set forth herein are in the best interests of the Company and directed the executive officers of the Company to take all actions required to secure the approval thereof by the Company’s stockholders by consent.

The approval of the Private Placement was taken based upon the unanimous recommendation of the Board, and is evidenced by the written consent, dated July 18, 2014, of the consenting stockholders, including the holder of the Series A Preferred Stock, collectively representing approximately 57% of the Company’s issued and outstanding shares of Voting Stock, approving the Private Placement pursuant to Nevada Revised Statutes 78.320.

By Order of the Board of Directors,

General Steel Holdings, Inc.

/s/ John Chen
John Chen
Secretary

Beijing, China
August 6, 2014